Exhibit 23.1



                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751







                             The Board of Directors

VoIP, Inc.
(Formerly Millennia Tea Masters, Inc.)


We consent to the use of our report, dated January 30, 2004, in the Registration Statement on Form SB-2 dated December 13, 2004 and to the reference to our firm under the heading "Experts" therein.



/s/ Tschopp, Whitcomb & Orr, P.A.


December 13, 2004